SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2012, Walgreen Co. (the “Company”) completed the initial investment contemplated by the Purchase and Option Agreement dated June 18, 2012 by and among Walgreen Co., Alliance Boots GmbH (“Alliance Boots”), a private limited liability company incorporated under the laws of Switzerland and AB Acquisitions Holdings Limited (the “Seller”), a private limited liability company incorporated under the laws of Gibraltar jointly controlled by Stefano Pessina and funds advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and certain of their respective affiliates (the “Purchase and Option Agreement”), which resulted in the acquisition by the Company of 45% of the issued and outstanding share capital of Alliance Boots in exchange for $4.025 billion in cash and approximately 83.4 million shares of Company common stock, par value $0.078125 per share (“Common Stock”) (such acquisition, the “First Step Transaction”). A summary of the Purchase and Option Agreement was included in, and a copy of the Purchase and Option Agreement was filed as Exhibit 2.1 to, the Company’s Form 8-K filed with the Securities and Exchange Commission on June 19, 2012, and the foregoing is qualified in its entirety by reference to such Form 8-K.

In connection with the closing of the First Step Transaction, (i) the Company, KKR, KKR Sprint (European II) Limited, KKR Sprint (2006) Limited and KKR Sprint (KPE) Limited (the “KKR Investors”), Stefano Pessina and Alliance Santé Participations S.A. (together with Mr. Pessina, the “SP Investors”) and certain other direct or indirect shareholders of Alliance Boots receiving Common Stock in the transaction (together with the KKR Investors and the SP Investors, the “Investors”) entered into the Shareholders Agreement, dated as of August 2, 2012, described below, regarding, among other things, certain rights and obligations of KKR with respect to the Company and of the Investors as shareholders of the Company (the “Company Shareholders Agreement”) and (ii) the Company, Alliance Boots and the Seller entered into the Shareholders’ Agreement, dated as of August 2, 2012, described below, regarding, among other things, the ongoing governance of Alliance Boots following the closing of the First Step Transaction (the “AB Shareholders Agreement”).

Company Shareholders Agreement.

The Company Shareholders Agreement provides, among other things, that for so long as the SP Investors and the KKR Investors continue to meet certain Common Stock beneficial ownership thresholds and subject to certain other conditions, the SP Investors and the KKR Investors, respectively, will each be entitled to designate one nominee (the “SP Investor Designee” and the “KKR Investor Designee”, respectively) to the Board of Directors of the Company for inclusion in the Company’s slate of directors. The SP Investors and the KKR Investors have agreed to, for so long as the SP Investors have the right to designate the SP Investor Designee (or Mr. Pessina continues to serve as Executive Chairperson or Chief Executive Officer of Alliance Boots) and for so long as the KKR Investors have the right to designate the KKR Investor Designee, respectively, vote all of their shares of Common Stock in accordance with the Company Board’s recommendation on matters submitted to a vote of the Company’s shareholders (including with respect to the election of directors). In addition, the Company Shareholders Agreement contains a lock-up provision that restricts the Investors’ ability to transfer their shares of Common Stock for certain periods (subject to certain exceptions for permitted transfers) and certain other transfer restrictions. The Company Shareholders

Agreement also provides that, after the expiration of the lock-up restrictions, the Investors are permitted to transfer their shares of Common Stock, subject to certain volume limitations and certain other restrictions. The Company Shareholders Agreement provides the Investors with demand, “piggyback” and shelf registration rights with respect to the Investors’ shares of Common Stock, which rights are exercisable after the expiration of the lock-up restrictions. The Company Shareholders Agreement also contains certain standstill provisions that, among other things, and subject to certain exceptions, prohibit Mr. Pessina, KKR and their respective affiliates from acquiring additional shares of Common Stock above specified limits. The Company Shareholders Agreement contains certain restrictions on the ability of Mr. Pessina and his affiliates from competing with the Company.

AB Shareholders Agreement.

The AB Shareholders Agreement provides that the Company will, among other things, be initially entitled to designate four directors to the Board of Directors of Alliance Boots, with such number of directors to be adjusted based on certain specified factors, including, among others, the Company’s beneficial ownership of Alliance Boots. The AB Shareholders Agreement also provides that the Company and the Seller, as shareholders of Alliance Boots, will have certain approval rights over certain significant actions of Alliance Boots, and will be subject to certain transfer restrictions with respect to the Alliance Boots shares owned by the Company. The AB Shareholders Agreement also contains mutual non-competition arrangements between the Company and Alliance Boots.

*  *  *  *  *

The foregoing descriptions of the Company Shareholders Agreement and the AB Shareholders Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Company Shareholders Agreement and the AB Shareholders Agreement filed as Exhibit 4.1 and 10.1, respectively, hereto and incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Company Shareholders Agreement and the AB Shareholders Agreement described in this Form 8-K have been made only for purposes of, were and are solely for the benefit of the parties to, the applicable agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of the applicable agreement or such other date as is specified in such agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the applicable agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Company Shareholders Agreement and the AB Shareholders Agreement are included with this filing only to provide investors with information regarding the terms of those agreements, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses. The Company Shareholders Agreement and the AB Shareholders Agreement should not be read by themselves, but should be read in conjunction with the periodic and current reports and statements that the Company files with the Securities and Exchange Commission.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Form 8-K is incorporated in this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Form 8-K is incorporated in this Item 2.03 by reference. The Company financed the cash consideration paid to complete the First Step Transaction using available cash and $3 billion in borrowings under the unsecured 364-Day Bridge Term Loan Agreement dated as of July 23, 2012, described in the Company’s Form 8-K filed with the Securities and Exchange Commission on July 26, 2012.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of approximately 83.4 million shares of Common Stock in connection with the closing of the First Step Transaction has not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and rules and regulations of the Commission promulgated thereunder. The offering was made only to the sole shareholder of Alliance Boots in connection with the transactions contemplated by the Purchase and Option Agreement, as described in Item 3.02 of the Company’s Form 8-K filed with the Securities and Exchange Commission on June 19, 2012.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The disclosure in Item 1.01 of this Form 8-K is incorporated in this Item 5.02 by reference.

Effective upon the closing of the First Step Transaction on August 2, 2012, the Board of Directors of Walgreen Co. (the “Company”) elected Stefano Pessina and Dominic Murphy to the Company’s Board of Directors for a term continuing to the Company’s next Annual Meeting of Shareholders in January 2013, when all directors will be subject to election by shareholders. Mr. Pessina is the SP Investor Designee and Mr. Murphy is the KKR Investor Designee for service on the Board of Directors pursuant to the Company Shareholders Agreement described in Item 1.01 above. Messrs. Pessina and Murphy have not been assigned to any Board committees. In connection with his election to the Company’s Board of Directors, the Board of Directors waived with respect to Stefano Pessina the retirement age requirements set forth in paragraph 21 of the Company’s Corporate Governance Guidelines.

Stefano Pessina has served as Executive Chairman of Alliance Boots since July 2007, having previously served as its Executive Deputy Chairman. Prior to the merger of Alliance UniChem and Boots Group, Mr. Pessina was Executive Deputy Chairman of Alliance UniChem, previously having been its Chief Executive for three years up until December 2004. Mr. Pessina was appointed to the Alliance UniChem Board in 1997 when UniChem merged with Alliance Santé, the Franco-Italian pharmaceutical wholesale group which he established in Italy in 1977. Mr. Pessina also serves on the Board of Directors of Galenica AG, a publicly-traded Swiss healthcare group, and a number of private companies.

Dominic Murphy is a Partner of KKR. He is responsible for the development of KKR’s activities in the United Kingdom and Ireland, is head of its healthcare industry team in Europe, is a director of Kohlberg Kravis Roberts & Co., Ltd. (UK) and a member of the firm’s European investment and portfolio management committees. He has served as a member of the Board of Alliance Boots and certain of its affiliates since 2007 and as a member of the Board of Ambea Holding AB, a healthcare and care services company serving the Nordic region of Europe, since 2010. Since joining KKR in 2005, he has played a significant role in the investments in Alliance Boots, Ambea AB and SBS Broadcasting Group. Mr. Murphy was formerly a Partner at Cinven Partners LLP, a European based private equity firm, from 1996 to 2004 and an investment manager with 3i Group plc, an international investment management firm, from 1994 to 1996. Mr. Murphy serves as a member of the Great Ormond Street Hospital Children’s Charity Corporate Partnerships Board and of the National Portrait Gallery Development Council.

As described in more detail in Item 1.01 of this Form 8-K, the Company has completed its initial investment in Alliance Boots pursuant to the Purchase and Option Agreement. Following the completion of the First Step Transaction, Alliance Boots is directly or indirectly owned 45% by the Company and 55% by the Seller. Messrs. Pessina and Murphy serve on the Seller’s Board of Directors, and the Seller was and remains jointly controlled by Mr. Pessina and funds advised by KKR and certain of their respective affiliates. Also as described in more detail in Item 1.01 of this Form 8-K, in connection with the closing of the First Step Transaction, (i) the Company, KKR, the KKR Investors, Mr. Pessina and Alliance Santé Participations S.A., and certain other direct or indirect shareholders of Alliance Boots entered into the Company Shareholders Agreement containing certain rights and obligations of the Investors with respect to the Company (including the election described above in this Item 5.02 of Mr. Murphy and Mr. Pessina to the Company’s Board of Directors) and (ii) the Company, Alliance Boots and the Seller entered into the AB Shareholders’ Agreement, governing certain matters with respect to the Company’s and the Seller’s ownership in Alliance Boots, respectively. In addition, as previously announced, following closing of the First Step Transaction it is expected that the Company and Alliance Boots and/or their respective affiliates may from time to time engage in commercial transactions and arrangements in connection with initiatives intended to help realize potential synergies across both companies.

Mr. Pessina’s and Mr. Murphy’s compensation for service as non-employee directors will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of their service on the Board. The non-employee director compensation program is described under the caption “Director Compensation” in the Company’s proxy statement for its January 11, 2012 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on November 18, 2011.

(e) The Company also announced that as of August 2, 2012, each of the Company’s named executive officers (Gregory D. Wasson, Wade D. Miquelon, Kermit R. Crawford, Mark A. Wagner and Timothy J. Theriault) agreed to terminate his existing Change-of-Control Employment Agreement effective as of January 1, 2013 in order to have the opportunity to participate in the Walgreen Co. Executive Severance and Change in Control Plan (the “Plan”) effective January 1, 2013. The Plan was described in, and a copy of the Plan was filed as Exhibit 10.1 to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2012.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 2, 2012, the Board of Directors of the Company amended Article III, Section 2 of the Company’s By-laws to provide that the number of directors of the corporation shall be not less than nine nor more than fourteen. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-laws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On August 2, 2012, the Company and Alliance Boots issued a joint press release announcing the completion of the First Step Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Effective August 2, 2012, the Board of Directors of the Company also amended paragraph 12 of the Company’s Corporate Governance Guidelines to make a conforming change, consistent with the By-law amendment described above. The Company’s Corporate Governance Guidelines, as amended, is available on the Company’s investor relations website, at http://investor.walgreens.com/governance.cfm.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of a Business Acquired.

This Current Report on Form 8-K will be supplemented by amendment to provide the required financial statements not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

This Current Report on Form 8-K will be supplemented by amendment to provide the required pro forma financial information not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(d)	Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit	Description

3.1	Amended and Restated By-laws of Walgreen Co.

4.1	Shareholders Agreement, dated as of August 2, 2012, among Walgreen Co., Stefano Pessina, KKR Sprint (European II) Limited, KKR Sprint (2006) Limited and KKR Sprint (KPE) Limited, Alliance Santé Participations S.A., Kohlberg Kravis Roberts & Co. L.P. and certain other investors party thereto

10.1	Shareholders’ Agreement, dated as of August 2, 2012, by and among Alliance Boots GmbH, AB Acquisition Holdings Limited and Walgreen Co.

99.1	Joint press release issued on August 2, 2012

Cautionary Note Regarding Forward-Looking Statements

Statements in this report that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including: risks that the transactions contemplated by the Purchase and Option Agreement, the Company Shareholders Agreement or the AB Shareholders Agreement disrupt plans and operations of either Walgreens or Alliance Boots, our ability to realize anticipated synergies, our ability to achieve anticipated financial results, the amount of costs, fees, expenses and charges incurred by Walgreens and Alliance Boots related to the transaction, the risks associated with international business operations, the risks associated with governance and control matters, whether the option to acquire the remainder of the Alliance Boots equity interest will be exercised and the financial ramifications thereof, our ability to timely arrange for and consummate permanent financing to replace the bridge facility on acceptable terms, changes in vendor, payer and customer relationships and terms, changes in network participation, and other factors described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as amended, each of which is incorporated herein by reference and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: August 6, 2012	By:	/s/ Thomas J. Sabatino, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary